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                                                                   Exhibit 10.39


                            WAIVER OF COMPLIANCE WITH
                          OPERATING CASH FLOW COVENANT

          WAVIER OF COMPLIANCE (this "Waiver"), dated as of May 18, 2002, between Printcafe Software, Inc., a Delaware corporation ("Printcafe") and Iris Graphics Inc., a Delaware corporation ("IRIS GRAPHICS"). Reference is made to that certain Credit Agreement (as such may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") dated as of December 31, 2001 between Iris Graphics and Printcafe (formerly known as printCafe, Inc.).

          WHEREAS Printcafe was not in compliance with the Operating Cash Flow covenant set forth in Section 6.1(d) of the Credit Agreement for the fiscal quarter ended March 31, 2002;

          WHEREAS such non-compliance constitutes an Event of Default under
Section 7 of the Credit Agreement; and

          WHEREAS Iris Graphics is entitled to remedies as provided in the Credit Agreement as a result of such Event of Default, including but not limited to a 3% increase in the Applicable Margin.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Printcafe and Iris Graphics agree as follows:

          1. DEFINITIONS. Unless otherwise defined herein, capitalized terms have the meanings given them in the Credit Agreement.

          2. WAIVER. Provided that, on or before June 30, 2002 (i) Printcafe repays (a) the principal of the Term Loan together with accrued and unpaid interest through and including the date of repayment and (b) the applicable prepayment penalty set forth in Section 2 of that certain Prepayment Agreement dated as of March 25, 2002 between Iris Graphics and Printcafe, (ii) Printcafe successfully completes the contemplated Initial Public Offering and (iii) all other payments owed by Printcafe to Iris Graphics, Inc. have been made in a timely fashion, Iris Graphics shall waive the Event of Default due to Printcafe's failure to meet the Operating Cash Flow covenant set forth in
Section 6.1(d) of the Credit Agreement for the fiscal quarter ended March 31, 2002 and the related increase in the Applicable Margin by 3.00%. If the above conditions are not met on or before June 20, 2002, the Event of Default referred to herein shall not have been waived and shall be deemed to have occurred and be continuing since May 15, 2002, and Iris Graphics shall be entitled to all rights and remedies under the Credit Agreement as a result of such Event of Default. Such Waiver shall not apply to any Default or Event of Default other than as specified above and for any time period other than as specified above, whether such Default or Event of Default is known or unknown as of the date of this Wavier, and shall not serve as precedent for any future dealings between Printcafe and Iris Graphics. The parties hereto expressly acknowledge that Iris Graphics does not hereby waive any of its rights or remedies under the Credit Agreement, Guarantee and




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Collateral Agreement, Prepayment Agreement or any other agreement entered into between Printcafe and Iris Graphics.

          3. PAYMENT OF EXPENSES. Printcafe agrees to pay the reasonable fees and expenses of counsel and accountants for Iris Graphics incurred in connection with the Event of Default referenced herein and in connection with this Waiver.

          4. NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be made in accordance with Section 8.2 of the Credit Agreement.

          5. COUNTERPARTS; FACSIMILE. This Waiver may be executed by one or more parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Waiver by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          6. GOVERNING LAW. This Waiver and the rights and obligations of the parties under this Waiver shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the parties have caused this Waiver to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                        PRINTCAFE SOFTWARE, INC.


                                        By:    /s/ Marc D. Olin
                                           -------------------------------------
                                        Name:  Marc D. Olin
                                        Title: President and Chief Executive
                                               Officer


                                        IRIS GRAPHICS, INC.


                                        By:    /s/ M. Dance
                                           -------------------------------------
                                        Name:  M. Dance
                                        Title: Director